EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

Phoenix Footwear Group, Inc.

Carlsbad, California

We hereby consent to the incorporation by reference in the Form S-8 of our report dated March 22, 2005, except for Note No. 17, as to which the date is April 18, 2005, relating to the financial statements of Chambers Belt Company as and for the years ended December 31, 2004 and 2003, which report appears in the Form 8-K/A of Phoenix Footwear Group, Inc. dated September 14, 2005, and to the reference to our firm under the heading “experts” in the Prospectus.

/s/ CLIFTON GUNDERSON LLP

January 2, 2007

Phoenix, Arizona